Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                            ----------------------

                          IKON OFFICE SOLUTIONS, INC.
            (Exact name of registrant as specified in its charter)

                      Ohio                                  23-0334400
       (State or other jurisdiction of                  (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                                 P.O. BOX 834
                       VALLEY FORGE, PENNSYLVANIA 19482
                                 610.296.8000

               (Name, address, including zip code, and telephone
                 number, including area code, of registrant's
                         principal executive offices)

                             ---------------------

                               DON H. LIU, ESQ.
                          IKON OFFICE SOLUTIONS, INC.
             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                 P.O. BOX 834
                       VALLEY FORGE, PENNSYLVANIA 19482
                                 610.296.8000
                      (Name, address, including zip code,
                     and telephone number, including area
                          code, of agent for service)
                             --------------------

                          WITH COPIES OF NOTICES TO:

                             ROBERT ROSENMAN, ESQ.
                            CRAVATH, SWAINE & MOORE
                                WORLDWIDE PLAZA
                               825 EIGHTH AVENUE
                           NEW YORK, NEW YORK 10019
                                 212.474.1000

                             --------------------


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.                   [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                 [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                  [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.                                    [X]

                  --------------------------------------------


                         CALCULATION OF REGISTRATION FEE
==============================================================================

   Title of Each Class of
      Securities to be                   Amount to be          Amount of
        Registered                     Registered(1)(2)      Registration Fee

   Common Stock,  $0.01                 $153,692,079            $14,140
par value......................

    TOTAL......................         $153,692,079            $14,140

     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based on the average of the high and low prices of the Common Stock on July 25, 2002 as reported by the Consolidated Tape Association.

     (2) The number of shares of common stock registrable hereunder is based upon the number of shares that are issuable upon conversion of the Notes at the initial conversion price of $15.03 shares per share. Pursuant to Rule 416 under the Securities Act, the number of shares of common stock registered hereby by include shares that may be issued as a result of anti-dilution provisions, which are triggered by a stock split, stock dividend, recapitalization or similar event.


                -----------------------------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                        -------------------------------



                   Subject to completion, dated July 31, 2002

                           IKON OFFICE SOLUTIONS, INC.

                                  COMMON STOCK

                            ISSUABLE UPON CONVERSION

                             OF THE IOS CAPITAL, LLC

                   5% CONVERTIBLE SUBORDINATED NOTES DUE 2007

     This prospectus relates to the resale by the selling holders named herein (the "Selling Stockholders") of shares of common stock of IKON Office Solutions, Inc. (the "Company") issuable upon the conversion of the IOS Capital, LLC 5% Convertible Subordinated Notes due 2007 (the "Notes"). We will not receive any proceeds from the sale of these shares.

     This prospectus should be read in conjunction with the documents incorporated by reference herein.

     Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "IKN."

     The shares covered by this Prospectus may be offered for sale from time to time on the NYSE or otherwise, at prices then obtainable. The Selling Stockholders may sell any, all or none of the shares offered by this prospectus. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution".

     INVESTING IN THESE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF THE RISKS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

________________________________________________________________________________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
________________________________________________________________________________


                 The date of this prospectus is July [ ], 2002.

                                TABLE OF CONTENTS

                                                                            Page


     About This Prospectus...................................................ii
     Available Information...................................................ii
     Incorporation by Reference.............................................iii
     Risk Factors.............................................................2
     Forward-Looking Statements...............................................6
     Selling Stockholders.....................................................7
     Plan of Distribution....................................................11
     Legal Matters...........................................................13
     Experts.................................................................13

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to in this prospectus as the "SEC," utilizing a "shelf" registration process or continuous offering process. Under this shelf registration process, the selling stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings. Each time a selling stockholder sells securities, the selling stockholder is required to provide you with a prospectus containing specific information about the selling stockholder and the terms of the securities.

As used in this prospectus, unless the context otherwise requires, "IKON", "us" or "we" refers to IKON Office Solutions, Inc. and its subsidiaries.


                              AVAILABLE INFORMATION

     IKON files annual, quarterly and current reports and other information with the SEC. You may read and copy any materials that IKON files with the SEC at the SEC's public reference room at Room 1024, 450 fifth Street, N.W., Washington, D.C., as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. SEC filings by IKON are also available at the SEC's Internet website at "http://www.sec.gov." In addition, you can read and copy the SEC filings of IKON at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The prospectus is part of a registration statement on Form S-3 under the Securities Act covering shares of our common stock issuable upon conversion of the Notes, offered by this prospectus. This prospectus does not contain all of the information in the registration statement. Certain information in the registration statement has been omitted from the prospectus in accordance with the rules of the SEC. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed with the SEC.

                           INCORPORATION BY REFERENCE

     IKON discloses important information to you by referring you to documents that IKON has previously filed with the SEC or documents that IKON may file with the SEC in the future.

     o IKON's Annual Report on Form 10-K, as amended by Form 10-K 405/A, for the fiscal year ended September 30, 2001;

     o IKON's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, and the quarter ended March 31, 2002; and

     o IKON's current reports on Form 8-K, as filed with the SEC on January 30, 2002, March 15, 2002, April 29, 2002, May 7, 2002, May 29, 2002
          and July 31, 2002.

     All documents filed by IKON pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto and other documents which IKON has filed with the Commission and to which reference is made hereby.

     IKON will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these filings, at no cost, either orally or by writing to IKON at the following address:

                          IKON Office Solutions, Inc.
                         Investor Relations Department
                           70 Valley Stream Parkway
                          Malvern, Pennsylvania 19482
                      (telephone number: (610) 296-8000)

                                  THE COMPANY

     IKON is one of the world's leading providers of products and services that help businesses communicate. IKON provides customers with total business solutions for every office, production and outsourcing need, including copiers and printers, color solutions, distributed printing, facilities management, imaging and legal document solutions, as well as network design and consulting and e-business development.

     IKON has locations worldwide, including locations in the United States, Canada, Mexico, the United Kingdom, France, Germany, Ireland and Denmark. IKON believes that its locations in the United States, Canada and Mexico comprise the largest independent distribution network of office equipment in North America.

     IKON distributes the products of numerous manufacturers, including Canon, Hewlett-Packard and Ricoh. IKON also distributes products from Electronics for Imaging, IBM, Microsoft and T/R Systems. Customers include large and small businesses, professional firms and government agencies. IKON's vision is to be a leader in providing innovative solutions and services that enable its customers to communicate business information more effectively. IKON seeks to grow its business by increasing its market share, expanding market opportunities and strengthening operating margins by improving productivity and lowering fixed costs.

     IKON's principal executive offices are located at P.O. Box 834, Valley Forge, Pennsylvania 19482, (610) 296-8000.


                                 RISK FACTORS

     An investment in the common stock of IKON involves a high degree of risk. Before you decide to purchase the common stock of IKON, you should carefully consider these risk factors together with all of the other information included in this prospectus.

                       RISKS RELATED TO IKON'S BUSINESS

     IF IOS CAPITAL, LLC IS UNABLE TO ACCESS CAPITAL TO FINANCE LEASES AT COMPETITIVE RATES, IKON'S BUSINESS WILL SUFFER.


     For the nine-month period ended June 30, 2002, 79% of new equipment sold by IKON was financed through IOS Capital, LLC ("IOSC"), IKON's captive leasing subsidiary, and total finance income constituted 7.7% of our total consolidated revenue. If IKON is unable to continue to have access to its funding sources on terms that allow it to provide leases on competitive terms, IKON's business will be adversely affected, as IKON's customers will seek to lease equipment from competitors of IKON offering more favorable leasing terms.

     THE INTENSE COMPETITION IN IKON'S INDUSTRY COULD RESULT IN REDUCED PROFITABILITY AND LOSS OF MARKET SHARE FOR IKON.

     IKON operates in a highly competitive environment. A number of companies worldwide with significant financial resources compete with IKON to provide similar products and services, such as Canon, Danka, Ricoh and Xerox. Competition is based largely upon technology, performance, pricing, quality, reliability, distribution, customer service and support. In addition, the financial pressures faced by some of these competitors may cause them to engage in uneconomic pricing practices, which may cause the prices that IKON is able to charge in the future for its products and services to be less than it has historically charged. This intense competition inherent in IKON's industry could also lead to additional pricing pressure and the loss of customers, resulting in a negative impact on its results of operations.


     A DETERIORATION IN EITHER IKON'S RELATIONSHIPS WITH ITS VENDORS OR IN THE FINANCIAL CONDITION OF ITS VENDORS COULD ADVERSELY AFFECT IKON'S RESULTS OF OPERATIONS.

     IKON's access to equipment, parts and supplies is dependent upon close relationships with its vendors and its ability to purchase products from these vendors on competitive terms. IKON does not currently enter into long- term supply contracts with its equipment vendors. These vendors are not required to use IKON to distribute their equipment and are free to change the prices and other terms at which they sell to IKON. In addition, IKON competes with the direct selling efforts of its vendors. From time to time, IKON may seek to strengthen its relationship with one or more vendors, and any change in its relationship with any one or more of its vendors could adversely affect IKON's relationships with other vendors. Any deterioration in relationships with, or in the financial condition of, IKON's significant vendors, including Canon and Ricoh, could have an adverse impact on IKON's ability to originate new equipment leases as well as its ability to provide effective customer and technical support.


     IF IKON IS UNSUCCESSFUL IN TRANSITIONING TO NEW TECHNOLOGIES, ITS OPERATIONS COULD BE ADVERSELY AFFECTED.

     The office technology solutions industry is a rapidly changing environment. IKON's business would be adversely affected if it or its suppliers fail to anticipate which products or technologies will gain market acceptance or IKON cannot sell these products at competitive prices. For example, the analog segment of the office equipment market continues to decline as the office equipment industry transitions to digital technology. This transition represents a significant technological change in IKON's industry with ramifications that cannot be fully foreseen. IKON cannot be certain that manufacturers of popular products will permit IKON to market their newly developed equipment. In addition, new products containing new technology may replace or compete with existing products placed by IKON or may be sold through other channels of distribution.


     FAILURE TO IMPLEMENT IKON'S PRODUCTIVITY INITIATIVES COULD CAUSE ITS RESULTS OF OPERATIONS TO SUFFER.

     IKON's ability to improve its profit margins is largely dependent on the success of its productivity initiatives to streamline its infrastructure. Such initiatives are aimed at making IKON more profitable and competitive in the long-term and include initiatives such as centralized credit and purchasing, shared services and the implementation of the Oracle e-business suite, a comprehensive, multi-year initiative designed to web-enable IKON's information technology infrastructure. IKON's ability to improve its profit margins through the implementation of these productivity initiatives is dependent upon factors outside the control of IKON. We cannot assure you that we will be successful in implementing our productivity initiatives or that our initiatives will result in improved margins.


     IF IKON LOSES ONE OR MORE OF ITS MAJOR CUSTOMERS, ITS BUSINESS COULD
SUFFER.

     No single customer accounted for more than 1% of IKON's net sales in fiscal 2001. IKON does, however, have major customers. The loss of, or major reduction in business from, one or more of IKON's major customers could have a negative effect on its financial position or results of operations.


     FAILURE TO MANAGE THE INTEGRATION OF ACQUIRED COMPANIES MAY AFFECT IKON'S RESULTS OF OPERATIONS.

     IKON's success is dependent on its ability to successfully integrate acquired companies and their operations. IKON may not be successful in managing the integration of acquired companies and their operations.


     ADDED RISKS ARE ASSOCIATED WITH IKON'S INTERNATIONAL OPERATIONS.

         IKON's future revenues, costs of operations and profit results could be affected by a number of factors related to its international operations, including changes in foreign currency exchange rates, changes in economic conditions from country to country, changes in a country's political condition, trade protection measures, licensing and other legal requirements and local tax issues.


                       Risks Related to IKON Common Stock

     THE PRICE OF IKON COMMON STOCK HAS FLUCTUATED WIDELY DURING THE PAST SEVERAL YEARS AND MAY FLUCTUATE WIDELY IN THE FUTURE, WHICH MAY MAKE IT DIFFICULT FOR YOU TO RESELL THE IKON COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES WHEN YOU WANT AND AT PRICES YOU FIND ATTRACTIVE.

     IKON common stock is traded on the New York Stock Exchange and has experienced and may continue to experience significant price and volume fluctuations that could adversely affect the market price of IKON common stock without regard to IKON's operating performance. In addition, we believe that factors such as quarterly fluctuations in financial results, earnings below analysts' estimates and financial performance and other activities of other publicly traded companies in the office equipment and equipment leasing industries could cause the price of IKON common stock to fluctuate substantially. Any similar fluctuations in the future could adversely affect the market price of IKON common stock.

                           FORWARD LOOKING STATEMENTS

     IKON has provided information in this prospectus, including certain statements incorporated by reference herein, which constitute "forward-looking statements." These forward- looking statements include, but are not limited to:

     o statements regarding the following: growth opportunities and increasing market share, productivity and infrastructure initiatives;

     o    earnings, revenue, cash flow, margin and cost-savings projects;

     o    the effect of competitive pressures on equipment sales;

     o    developing and expanding strategic alliances and partnerships;

     o anticipated growth rates in the digital and color equipment and outsourcing industries;

     o    the effect of foreign currency exchange risk;

     o the reorganization of IKON's business segments and the anticipated benefits of operational synergies related thereto; and

     o    IKON's ability to finance current operations and growth initiatives.

     Although IKON believes the expectations contained in such forward-looking statements are reasonable, you cannot be assured that such expectations will prove correct. The words "anticipate," "believe," "estimate," "expect," "intend," "will" and similar expressions, as they relate to IKON, are intended to identify forward-looking statements. Such statements reflect IKON's current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those described herein as anticipated, believed, estimated, expected or intended. You should read carefully the section of this prospectus under the heading "Risk Factors" beginning on page 2. For these statements, IKON claims protection under the safe harbor for forward-looking statements contained in Section 27A of the Securities Act.

                              SELLING STOCKHOLDERS

     The number of shares provided in the table below is based on information provided to us by each of the selling stockholders as of July 19, 2002, and the percentages are based on the total number of shares of IKON common stock outstanding and the shares issuable upon conversion of the Notes. The number of shares of common stock that may be sold is calculated based on the current conversion price of $15.03 per share. Each of the selling stockholders listed herein may offer shares using this prospectus. This information may have changed as of the date hereof or may change from time to time in the future. The selling stockholders listed in the table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date on which the information in the table is presented. Accordingly, this information about the selling stockholders may be revised or updated over time. Based upon information provided to us by the selling stockholders, no selling stockholder currently owns shares of our common stock. Any such change in this information will be set forth in prospectus supplements, if required.

     None of the selling stockholders or any of its affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us or our affiliates within the past three years.


Selling Stockholder                                                     Number of shares                  Percentage
                                                                           of common                      of shares
                                                                           stock that may                 of common
                                                                        be sold by this                     stock
                                                                          Prospectus [1]                   outstanding [2]

Wachovia Securities, Inc.....................................              1,212,841                           *

Wachovia Securities International Ltd........................              1,064,480                           *

Teachers Insurance and Annuity Association ..................                365,915                           *

Forest Global Convertible Fund Series A-5 ...................                271,309                           *

Clinton Riverside Convertible Portfolio Limited..............                249,554                           *

Clinton Multistrategy Master Fund, Ltd.......................                236,447                           *

Arkansas Teachers Retirement System .........................                201,585                           *

DeAm Convertible Arbitrage Fund .............................                199,590                           *

WPG Convertible Arbitrage Overseas Master Fund LP............                199,590                           *

Zazove Hedged Convetible Fund L.P. ..........................                179,640                           *

Relative Value International Holdings, LLC ..................                166,325                           *

Zurich Institutional Benchmarks Master Fund LTD. ............                156,354                           *

San Diego County Employees Retirement Association ...........                139,720                           *

Zazove Income Fund L.P. .....................................                123,087                           *

San Diego County Convertible ................................                 93,142                           *

Nicholas Applegate Convertible Fund .........................                 86,156                           *

Ellsworth Convertible Growth and Income Fund, Inc............                 83,162                           *

Bancroft Convertible Fund, Inc...............................                 83,162                           *

Lyxor Master Fund ...........................................                 72,983                           *

Forest Fulcrum Fund LL.P ....................................                 67,128                           *

Zazove Convetible Securities Fund L.P. ......................                 66,533                           *

San Diego City Retirement....................................                 61,872                           *

Lancer Securities Cayman Ltd. ...............................                 49,897                           *

Clinton Convertible Managed Trading Account I Limited........                 45,573                           *

Zurich Master Hedge Fund ....................................                 34,063                           *

HFR CA Select Fund ..........................................                 33,266                           *

Motion Pictures Industry ....................................                 31,269                           *

Baptist Health of South Florida .............................                 30,936                           *

Innovest Finanzdienstleistungs AG............................                 29,938                           *




Selling Stockholder                                                     Number of shares                  Percentage
                                                                           of common                      of shares
                                                                           stock that may                 of common
                                                                        be sold by this                     stock
                                                                          Prospectus [1]                   outstanding [2]

Wake Forest University.......................................                 29,938                           *

Screen Actors Guild Pension Convertible......................                 28,607                           *

Lumberman's Mutual Casualty..................................                 28,275                           *

Koch Industries Inc. Master Pension Trust ...................                 26,613                           *

Wake Forest University Convertible Arbitrage.................                 24,948                           *

Sylvan (I.M.A.) Ltd. ........................................                 23,418                           *

BN Convertible Securiuties Top Fund .........................                 23,286                           *

Gulf Investment Corporation .................................                 23,286                           *

Palladin Securities LLP .....................................                 19,959                           *

B.G.I. Global Investors .....................................                 19,160                           *

LLT Limited .................................................                 19,160                           *

Engineers Joint Pension Fund.................................                 18,961                           *

Writers Guild Industry Health Fund...........................                 16,965                           *

Eagle Pacific Insurance Company .............................                 13,306                           *

RBC Capital Services Inc. ...................................                 10,644                           *

Physicians Life .............................................                 10,312                           *

Relay 11 Holdings ...........................................                  9,580                           *

Pacific Eagle Insurance Company .............................                  6,653                           *

Forest Alternative Strategies II ............................                  4,790                           *

Nicholas Applegate Global Holdings LP .......................                  2,328                           *

All other holders of notes [3,4]                                          13,964,373                           *

         Total                                                            19,960,079[5]                      12.17%[6]
                                                                          =============                      ========

______________________________
* Less than one percent


     1 Assumes conversion of all of the Notes at an approximate conversion rate of 66.53 shares of common stock per $1,000 principal amount at maturity of the notes (or a conversion price of $15.03 per share). This conversion rate is subject to adjustment, however, in certain circumstances. As a result, the number of shares of common stock issuable upon conversion of the notes may increase of decrease in the future.

     2 Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act, using 143,985,357 shares of common stock outstanding as of July 19, 2002. In calculating this amount for each holder, we treated as outstanding the number of shares of common stock issuable upon conversion of all that holder's notes, but we did not assume conversation of any other holder's notes.

     3 Information about other selling shareholders will be set forth in prospectus supplements, if required.

     4 Assumes that any other holders of the notes or any future pledgees, donees, assignees, transferees or successors of or from such other holders of the notes do not beneficially own any shares of common stock other than the common stock issuable upon conversion of the notes at the initial conversion rate described in footnote 1 above.

     5 Represents the number of shares of common stock into which $300,000,000 of notes would be convertible at the initial conversion rate described in footnote 1 above.

     6 Represents the number of shares of common stock issuable upon conversion at the initial conversion price, divided by the sum of 143,985,357 shares of common stock outstanding as of July 19, 2002 and the number of shares of common stock into which $300,000,000 of notes would be convertible at the initial conversion price, which is described in footnote 1 above.

                              PLAN OF DISTRIBUTION

     The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the shares of common stock from time to time after the date of this prospectus on any stock exchange or automated interdealer quotation system on which the common stock is listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the shares of common stock by one or more of the following methods, without limitation:

         (a) an exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

         (b) ordinary brokerage transactions (including block trades) and transactions in which the broker solicits purchases;

         (c)      private sales or private transactions;

         (d) one or more underwritten offerings on a firm commitment or best efforts basis; and

         (e) a combination of any of these methods of sale or any other legally available means.

     IKON does not know of any arrangements by the selling stockholders for the sale of any of the shares.

     At the time a particular offering of shares is made hereunder, to the extent required by Rule 424 under the Securities Act of 1933, we will file a prospectus supplement setting forth:

         (a)      the number of shares involved;

         (b)      the names of any underwriters, dealers or agents;

         (c) the price at which the shares are being offered or purchased;

         (d) any commissions or discounts or concessions allowed to broker-dealers;

         (e) any discounts, commissions or other items constituting compensation from the selling shareholder; and

         (f)      any other facts material to the transaction.

     We have agreed to indemnify in certain circumstances the selling stockholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the shares covered by the registration statement, against certain liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

     The shares of common stock offered hereby originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the shares under the Securities Act and to keep the registration statement of which this prospectus is a part effective until the earlier of the date on which the selling stockholders have sold all of the shares, the shares covered hereby are no longer outstanding or the holders are entitled to sell their shares under Rule 144 under the Securities Act. We have agreed to pay certain expenses in connection with this offering, including, in certain circumstances, the fees and expenses of counsel to the selling stockholders, but not including underwriting discounts, concessions, commissions or fees of the selling stockholders.

     IKON will not receive any proceeds from sales of any shares by the selling stockholders.

     Because IKON can not assure you that the selling stockholders will sell all or any portion of the shares offered hereby, we cannot estimate how many shares of common stock that the selling stockholders will hold upon consummation of any sale.

     We may suspend the use of this prospectus by the selling stockholder under certain circumstances.

     Any common stock sold by a selling stockholder pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance.

                                  LEGAL MATTERS

The validity of the issuance of Shares offered hereby has been passed upon for IKON by Don H. Liu, Senior Vice President, General Counsel and Secretary to IKON.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to IKON's Annual Report on Form 10-K 405/A for the year ended September 30, 2001 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements for the year ended September 30, 1999 included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2001, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*


        S.E.C. registration fee ................................    $ 14,305.00

        Legal fees and expenses of IKON.........................      35,000.00

        Accounting fees ........................................      15,000.00

        Miscellaneous ..........................................      40,000.00
                                                                    -----------
                Total ..........................................    $104,305.00
                                                                    ===========

* All of the amounts, except for the S.E.C. registration fee, have been estimated.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Ohio General Corporation Law provides that a corporation shall indemnify persons who incur certain liabilities or expenses in the successful defense of a suit or a proceeding brought by reason of the fact that such persons are or were directors or officers of the corporation. Pursuant to Ohio law, IKON has adopted, as part of its Code of Regulations, provisions whereby IKON shall indemnify such persons against expenses (including attorneys' fees) reasonably incurred in connection with the successful defense of such actions.

     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under the Code of Regulations against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of IKON, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of IKON, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of IKON except that if such a person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to IKON, he cannot be indemnified unless specific court approval is obtained.

     IKON has purchased liability insurance policies covering its directors and officers to provide protection where IKON cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based upon an alleged breach of fiduciary duty or other wrongful act.

ITEM 16.  EXHIBITS


EXHIBIT
NUMBER                         DESCRIPTION OF EXHIBITS
------                         -----------------------

 (4.1)            --      Form of Certificate for Shares of Common Stock of
                          IKON Office Solutions, Inc., filed as exhibit 4.2
                          to IKON's Registration Statement No. 333-47803 incorporated herein by reference

 (5)              --      Opinion of Don H. Liu, General Counsel to the
                          registrant, as to the validity of the Securities

(23.1)            --      Consent of PricewaterhouseCoopers LLP

(23.2)            --      Consent of Ernst & Young LLP

(23.3)            --      Consent of Don H. Liu, General Counsel to the
                          registrant (contained in the opinion filed as Exhibit (5) to this Registration Statement)


ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are bring made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendments thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES

     Pursuant to the requirements of the securities act of 1933, IKON Office Solutions, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Commonwealth of Pennsylvania, on the 31st day of July, 2002.


                               IKON Office Solutions, Inc.


                              By:
                                      /s/ William S. Urkiel
                                    ----------------------------
                                       (William S. Urkiel)
                                       Senior Vice President and
                                       Chief Financial Officer


     Each person whose signature appears below hereby constitutes and appoints Don H. Liu their true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and
(2) Registration Statements, and any and all offerings contemplated pursuant to Rule 462(b) and the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby perform each and every act requisite and necessary to be done, as fully as he or she might or could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent or substitute may do or lawfully cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     DIRECTORS AND EXECUTIVE OFFICERS:


            SIGNATURE                     TITLE                 DATE

       /s/ James J. Forese        Chairman and Chief Executive
      --------------------        Officer (Principal
     (James J. Forese)            Executive Officer)              July 31, 2002


       /s/ William S. Urkiel      Senior Vice President and
       ---------------------      Chief Financial Officer
     (William S. Urkiel)         (Principal Financial Officer)    July 31, 2002


      /s/ Carlyle S. Singer       Controller (Principal
      ---------------------       Accounting Officer)             July 31, 2002
     (Carlyle S. Singer)

      /s/ Judith M. Bell          Director                        July 31, 2002
     ---------------------
     (Judith M. Bell)

      /s/ Philip E. Cushing       Director                        July 31, 2002
     ---------------------
     (Philip E. Cushing)

      /s/ Thomas R. Gibson
     ---------------------
     (Thomas R. Gibson)           Director                       July 31, 2002

     /s/ Richard A. Jalkut
     ---------------------
     (Richard A. Jalkut)          Director                       July 31, 2002


      /s/ Arthur E Johnson
      --------------------
     (Arthur E. Johnson)          Director                       July 31, 2002

      /s/ Kurt M. Landgraf
      --------------------
      (Kurt M. Landgraf)          Director                       July 31, 2002

     /s/ Marilyn Ware
     ---------------------
     (Marilyn Ware)               Director                       July 31, 2002